UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 7, 2005

QAD Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction	(Commission	(IRS Employer Identification Number)
of incorporation)	File Number)

6450 Via Real, Carpinteria, California	93013
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (805) 684-6614

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

On April 7, 2005, QAD Inc. terminated its existing $30 million secured credit facility with Wells Fargo Foothill, Inc.  Amounts then outstanding under this facility were repaid with funds borrowed from Comerica Bank under a new loan agreement that QAD Inc. entered into on the same date.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On April 7, 2005, QAD Inc. entered into a new unsecured loan agreement with Comerica Bank.  The agreement provides a three-year commitment for a $20 million line of credit, which commitment expires in April 2008.  The Comerica Bank facility was immediately drawn upon in order to pay-off all amounts then outstanding under the existing Wells Fargo Foothill secured credit facility which was then terminated. The new loan agreement with Comerica Bank has lower interest rates and lower fees than the Foothill facility that it replaced.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.
(Registrant)

Date: April 13, 2005	By	/s/ DANIEL LENDER
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as
Principal Financial Officer)